UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2007
CHECKFREE CORPORATION
(Exact Name of Registrant as specified in its charter)

Delaware	0-26802	58-2360335

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	No.)	Identification Number)
4411 East Jones Bridge Road
Norcross, Georgia 30092
(678) 375-3000
(Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     On March 30, 2007, CheckFree Corporation (“CheckFree”) voluntarily withdrew and re-filed its pre-merger notification and report form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR Act”) with the Federal Trade Commission (“FTC”) and Department of Justice (“DOJ”) relating to the proposed acquisition of Corillian Corporation by CheckFree. The purpose of the withdrawal and re-filing is to provide federal antitrust authorities with additional time to review the proposed acquisition.
     The waiting period for the new filing will expire at 11:59 p.m. on April 30, 2007, unless earlier terminated by federal antitrust authorities, or a request for additional information by such authorities is made. In addition to the antitrust regulatory review, the proposed acquisition is subject to approval by Corillian’s shareholders and the satisfaction or waiver of other customary closing conditions.
     CheckFree continues to anticipate the proposed acquisition will close in the second calendar quarter of 2007 shortly following the requisite approval by Corillian’s shareholders, the expiration or termination of the antitrust waiting period and the satisfaction or waiver of all other closing conditions. However, the timing of the closing may be affected by formal or informal requests, if any, for additional information from the FTC or DOJ.
     The information in this Item 7.01 of Form 8-K shall not be treated as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.
Forward-Looking Statements
     This Form 8-K contains forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the expiration or termination of the HSR Act waiting period and anticipated closing date of the proposed acquisition. Forward-looking statements relating to expectations about future results or events are based upon information available as of today’s date, and there is no assumed obligation to update any of these statements. The forward-looking statements are not guarantees of future performance, and actual results may vary materially from the results and expectations discussed. For instance, although Corillian and CheckFree have signed an agreement for a subsidiary of CheckFree to merge with and into Corillian, there is no assurance that they will complete the proposed merger. The proposed merger may not occur if the companies do not receive necessary approval of Corillian’s shareholders, or if it is blocked by a governmental agency, or if either Corillian or CheckFree fail to satisfy other conditions to closing. Other risks and uncertainties to which CheckFree is subject are discussed in its reports filed with the Securities and Exchange Commission (the “SEC”) under the caption Risk Factors and elsewhere, including, without limitation, its Annual Report on Form 10-K for the year ended June 30, 2006 (filed September 8, 2006), Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 (filed November 8, 2006), and Quarterly Report on Form 10-Q for the quarter ended December 31, 2006 (filed February 8, 2007). One or more of these factors have affected, and could affect CheckFree’s business and financial results in future periods, and could cause actual results and issues related to the merger transaction to differ materially from plans and projections. Any forward-looking statement is qualified by reference to these risks, uncertainties and factors. Forward-looking statements speak only as of the date of the documents in which they are made. These risks, uncertainties and factors are not exclusive, and CheckFree undertakes no obligation to publicly update or review any forward-looking statements to reflect events or circumstances that may arise after the date of this release, except as required by law.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CheckFree Corporation
Date: April 5, 2007	By:	/s/ David E. Mangum
David E. Mangum, Executive Vice
President and Chief Financial Officer